EMMET, MARVIN & MARTIN, LLP
                                COUNSELLORS AT LAW
                                   120 Broadway
                             New York, New York 10271

                              WRITER'S DIRECT DIAL
                                  (212) 238-3000
                                  (212) 653-1760

                               Fax: (212) 238-3100
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                            http://www.emmetmarvin.com





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